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                                                                     Exhibit 11

                          WYNN'S INTERNATIONAL, INC.

             COMPUTATION OF NET INCOME PER COMMON SHARE - PRIMARY
               (Dollars in Thousands Except Per Share Amounts)

                                                       Three Months Ended
                                                             June 30
                                                      ---------------------
                                                        1995        1994
                                                      ---------   ---------
Net income                                            $   4,106   $   3,358
                                                      =========   =========

Weighted average number of shares issued              6,005,401   5,548,710

Net shares assumed issued using the treasury
  stock method for stock options outstanding
  during each period based on average market
  price                                                 161,034     140,485
                                                      ---------   ---------

Common and common equivalent shares                   6,166,435   5,689,195
                                                      =========   =========

Income per common share                               $     .67   $     .59
                                                      =========   =========

                                                        Six Months Ended
                                                             June 30
                                                      ---------------------
                                                        1995        1994
                                                      ---------   ---------
Net income                                            $   7,751   $   6,059
                                                      =========   =========

Weighted average number of shares issued              5,861,837   5,544,498

Net shares assumed issued using the treasury
  stock method for stock options outstanding
  during each period based on average market
  price                                                 146,694     139,076
                                                      ---------   ---------

Common and common equivalent shares                   6,008,531   5,683,574
                                                      =========   =========

Income per common share                               $    1.29   $    1.07
                                                      =========   =========

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                           WYNN'S INTERNATIONAL, INC.              Exhibit 11

     COMPUTATION OF NET INCOME PER COMMON SHARE - ASSUMING FULL DILUTION
               (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                       Three Months Ended
                                                             June 30
                                                      ---------------------
                                                        1995        1994
                                                      ---------   ---------
Net income                                            $   4,106   $   3,358
Net interest expense from convertible notes                 -            91
                                                      ---------   ---------
  Adjusted net income                                 $   4,106   $   3,449
                                                      =========   =========

Weighted average number of shares issued              6,005,401   5,548,710
Net shares assumed issued using the treasury
  stock method for stock options outstanding
  during each period based on average or
  ending market price, whichever is higher              166,833     140,485

Dilutive effect of assumed conversion of
  notes outstanding                                         -       426,135
                                                      ---------   ---------
Fully diluted shares                                  6,172,234   6,115,330
                                                      =========   =========
Income per common share                               $     .67   $     .56
                                                      =========   =========
                                                        Six Months Ended
                                                              June 30
                                                      ---------------------
                                                        1995        1994
                                                      ---------   ---------
Net income                                            $   7,751   $   6,059
Net interest expense from convertible notes                  59         183
                                                      ---------   ---------
  Adjusted net income                                 $   7,810   $   6,242
                                                      =========   =========

Weighted average number of shares issued              5,861,837   5,544,498
Net shares assumed issued using the treasury
  stock method for stock options outstanding
  during each period based on average or
  ending market price, whichever is higher              166,707     140,485

Dilutive effect of assumed conversion of
  notes outstanding                                     139,678     430,018
                                                      ---------   ---------
Fully diluted shares                                  6,168,222   6,115,001
                                                      =========   =========
Income per common share                               $    1.27   $    1.02
                                                      =========   =========